UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): September 12, 2017

CENTENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31826	42-1406317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 725-4477
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On September 12, 2017, Centene Corporation, a Delaware corporation (“Centene”), and New York State Catholic Health Plan, Inc., d/b/a Fidelis Care New York, a New York not-for-profit corporation (“Fidelis”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which, among other things, a newly formed, wholly owned subsidiary of Centene will purchase substantially all of the assets of Fidelis for approximately $3.75 billion. Centene has the option to fund up to $500 million of the purchase price in Centene common stock. The purchase price is subject to certain customary closing and post-closing adjustments as described in the Asset Purchase Agreement.

The obligations of the parties under the Asset Purchase Agreement are subject to various mutual or reciprocal closing conditions, including, among others, (i) the filings of Centene and Fidelis under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been made and the applicable waiting period shall have expired or been terminated; (ii) the receipt of all other required governmental approvals, including approvals from the New York State Attorney General, the New York State Department of Health (“DOH”) and the New York State Department of Financial Services; (iii) the absence of any preliminary or permanent injunction or other order making the proposed transactions illegal, otherwise restraining their consummation or causing any of the contemplated transactions to be rescinded following completion of the closing; (iv) the assignment by Fidelis to Centene of certain contracts relating to its provision of Medicaid and other government program services (the “Payor Contracts”); (v) receipt of any approvals, consents or waivers required in connection with certain reinsurance arrangements between Fidelis and Centene; (vi) the accuracy of the other party’s representations and warranties contained in the Asset Purchase Agreement (subject to certain materiality qualifiers) and (vii) the other party’s performance and compliance in all material respects with its agreements, covenants and obligations under the Asset Purchase Agreement. In addition, the respective obligations of each of the parties are subject to additional conditions, including, in the case of Centene, receipt of required third party consents in connection with the assignment to Centene of certain material contracts.

Fidelis and Centene have the right to terminate the Asset Purchase Agreement under certain circumstances. Those circumstances include, but are not limited to, (1) mutual consent, (2) material uncured breach by the other party, (3) either party being subjected to a Burdensome Condition (as defined in the Asset Purchase Agreement), (4) failure to consummate the transactions by July 1, 2018 (or under certain circumstances, September 1, 2018), or (5) on account of a final, non-appealable order of any governmental authority that permanently restrains, enjoins or otherwise prohibits the closing of the transactions contemplated by the Asset Purchase Agreement.

In the event the Asset Purchase Agreement is terminated as a result of either Centene or Seller being subjected to a Burdensome Condition (as defined in the Asset Purchase Agreement), the terminating party is required to pay the other party a termination fee of $5 million.

Each of Centene and Fidelis has agreed to indemnify the other party for losses arising from certain breaches of such party’s representations and warranties and obligations under the Asset Purchase Agreement and for certain other liabilities, subject to certain limitations.

In connection with the Asset Purchase Agreement, Centene and Fidelis will enter into certain ancillary agreements at the closing of the transactions contemplated by the Asset Purchase Agreement, including, among others, a transition services agreement, certain assignment agreements, certain reinsurance agreements with respect to Fidelis’s Medicare, Qualified Health Plan and Essential Plan businesses and a registration rights agreement. Concurrently with entering into the Asset Purchase Agreement, Centene also entered into employment arrangements with certain Fidelis executives to be effective as of the closing of the transactions contemplated by the Asset Purchase Agreement.

The representations, warranties and covenants set forth in the Asset Purchase Agreement have been made only for the purposes of the Asset Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Asset Purchase Agreement and information regarding the subject matter thereof may change after the date of the Asset Purchase Agreement. Accordingly, the Asset Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding Seller or its business as of the date of the Asset Purchase Agreement or as of any other date.

The foregoing summary of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

See Item 7.01 of this report.

Item 7.01. Regulation FD Disclosure.

On September 12, 2017, Centene issued a press release announcing the entry into the Asset Purchase Agreement and the transactions contemplated thereby. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit	Description

2.1*	Asset Purchase Agreement, dated September 12, 2017, between Centene Corporation and New York State Catholic Health Plan, Inc. d/b/a Fidelis Care New York

99.1	Press Release, dated September 12, 2017

*	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Asset Purchase Agreement have been omitted from this Report and will be furnished supplementally to the SEC upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION (Registrant)

By:	/s/ Jeffrey A. Schwaneke
Name:	Jeffrey A. Schwaneke
Title:	Executive Vice President and Chief Financial Officer

Date: September 12, 2017

EXHIBIT INDEX

Exhibit	Description

2.1*	Asset Purchase Agreement, dated September 12, 2017, between Centene Corporation and New York State Catholic Health Plan, Inc. d/b/a Fidelis Care New York

99.1	Press Release, dated September 12, 2017

*	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Asset Purchase Agreement have been omitted from this Report and will be furnished supplementally to the SEC upon request.